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Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated August 21, 2015, in Amendment No. 3 to the Registration Statement (Form F-1 No. 333-207879) and related Prospectus of Atlassian Corporation Plc for the registration of its Class A ordinary shares.

/s/ Ernst & Young LLP

San Francisco, California
December 7, 2015

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  Exhibit 23.1
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM